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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 21, 1999 included in Fleetwood Enterprises, Inc.'s Form 10-K for the year ended April 25, 1999 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
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Orange County, California
May 19, 2000